Exhibit 99.7

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, bank or other nominee of subscription rights to purchase shares of 8.75% Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), of Alon USA Energy, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated          , 2010 (the “Prospectus”), hereby certifies to the Company and to The Bank of New York Mellon, which is acting as the subscription agent for the rights offering, that (a) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of subscription rights specified below pursuant to the basic subscription rights (as described in the Prospectus) and, on behalf of beneficial owners of subscription rights who have subscribed to purchase shares of Series A Preferred Stock pursuant to the over-subscription rights (as described in the Prospectus), listing separately below each such exercised basic subscription right and the corresponding over-subscription right (without identifying any such beneficial owner), (b) to the extent a beneficial owner has elected to subscribe to purchase shares of Series A Preferred Stock pursuant to the over-subscription right, each such beneficial owner’s basic subscription right has been exercised in full, and (c) the undersigned has checked the box in the column titled “Check Box if Rights are Acquired from Someone Other than the Company” below if the shares of Series A Preferred Stock the beneficial owner has elected to purchase are being purchased pursuant to basic subscription rights purchased or otherwise acquired by such beneficial owner from someone else and not granted directly by the Company:

	Number of Shares	Number of Shares of Series A	Number of Shares of Series A	Check Box if
	of Common Stock	Preferred Stock Subscribed for	Preferred Stock Subscribed for	Rights are Acquired
	Owned on	Pursuant to	Pursuant to	from Someone Other
	the Record Date	Basic Subscription Rights	Over-Subscription Rights	than the Company

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Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Name:	DTC Participant Number:

DTC basic subscription confirmation number(s):

By:

Name:

Title: